UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K (the “Original Report”) dated October 12, 2012, filed by OCZ Technology Group, Inc. (“OCZ”) with the Securities and Exchange Commission on October 17, 2012. This Amendment No. 1 is being filed to provide additional information in Item 5.02 that was not yet available at the time of the filing of the Original Report regarding Richard Singh who left his position as Chief Sales Officer effective October 12, 2012. The information previously reported in the Original Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2013, OCZ entered into a Separation Agreement with Richard Singh (“Executive”), former Chief Sales Officer of OCZ Technology Group, Inc. (the “Company”). Pursuant to the Separation Agreement, the Company will pay Executive severance pay, consisting of eight (8) payments, each in an amount equal to Executive’s final base salary rate of $9,166.66 per pay period, to be paid on the regular payroll dates. The Company will pay Executive a total payment in the amount of four (4) times the monthly COBRA premium then in effect for the coverage Executive had elected (for himself and his dependents) as of the Termination Date. The Separation Agreement also contains other usual and customary provisions.

The Separation Agreement is filed as Exhibit 10.1 to this Amendment No. 1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Separation Agreement between OCZ Technology Group, Inc. and Richard Singh